                                                                       Exhibit 5


                               Reid & Priest LLP
                              40 West 57th Street
                            New York, New York 10019




                                                            New York, New York
                                                            April 13, 1995



Photronics, Inc.
1061 East Indiantown Road, Suite 318
Jupiter, Florida 33477


                 Re:      Photronics, Inc.
                          Registration Statement on Form S-3


Dear Sirs:

                 We have acted as counsel for Photronics, Inc., a Connecticut corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 and amendments thereto under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering of up to 1,610,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), including (i) 1,500,000 shares of Common Stock to be issued and sold by the Company, including 210,000 shares of Common Stock that are the subject of an over-allotment option granted to the Underwriters, and (ii) 110,000 shares of Common Stock by certain selling shareholders (the "Selling Shareholders"), including (a) 40,000 shares of Common Stock (the "Option Shares") to be issued by the Company upon the exercise of certain currently exercisable stock options (the "Stock Options") and (b) 7,500 shares of Common Stock (the "Warrant Shares") to be issued by the Company upon the exercise of a warrant (the "Warrant") and sold by certain Selling Shareholders.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, each as amended, and the proposed underwriting agreement among the Company, the Selling Shareholders and the

Photronics, Inc.
April 13, 1995
Page 2



representatives of the several Underwriters in the form filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement") and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

        We are not members of the Bar of any jurisdiction other than the State of New York, and we express no opinion as to the law of any jurisdiction other than the laws of the State of New York. Insofar as our opinion concerns Connecticut law, we have relied upon the opinion of Cohen and Wolf, P.C. and our opinion is subject to such qualifications and assumptions set forth in such opinion, which are incorporated herein.

                 Subject to the foregoing, and based on such examination and review, we are of the opinion that:

                 1. The Company is a corporation organized and existing in good standing under the laws of the State of Connecticut.

                 2. The 1,500,000 shares of Common Stock proposed to be offered by the Company, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

                 3. Of the 110,000 shares of Common Stock proposed to be offered by the Selling Shareholders (i) 62,500 shares of Common Stock have been duly authorized, are validly issued, fully paid and non-assessable, (ii) 40,000 shares of Common Stock issuable upon exercise of the Stock Options have been duly authorized and reserved for issuance, and, when issued in accordance with the terms and conditions thereof, such Option Shares will be validly issued, fully paid and non-assessable and (iii) 7,500 shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and

Photronics, Inc.
April 13, 1995
Page 3


reserved for issuance, and, when issued in accordance with the terms and conditions thereof, such Warrant Shares will be validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and amendments thereto, and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                                   Very truly yours,


                                                   /s/ Reid & Priest LLP